UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2009

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2009, Esterline Technologies Corporation, a Delaware corporation (“Esterline”), entered into Amendment No. 7 to the Credit Agreement (the “Seventh Amendment”). The Seventh Amendment amends certain terms of the Credit Agreement dated as of June 11, 2003, as amended (the “Credit Agreement”), by and among Esterline, various financial institutions and Wachovia Bank, National Association, as Administrative and Collateral Agent.

The Seventh Amendment establishes a new $125 million US term loan facility (the “US Term Loan Facility”). The proceeds from the new US Term Loan Facility, received on April 20, 2009, will enable Esterline to repay amounts outstanding under its revolving credit facility and provide enhanced liquidity.

Borrowings under the US Term Loan Facility bear interest at a rate per annum equal to either:

(a) the LIBOR rate plus 2.50% or

(b) the “Base Rate” (defined as the higher of (x) Wachovia Bank, National Association’s prime rate and (y) the Federal funds rate plus 0.50%) plus 1.50%.

The principal amount of the US Term Loan Facility is payable quarterly commencing on March 31, 2010, the first four payments equal to 1.25% of the outstanding balance, the following four payments equal to 2.50%, with a final payment equal to 85.00% on March 13, 2012.

The Seventh Amendment also increased the “Applicable Margin” applicable to the other credit facilities under the Credit Agreement as follows: 1.50% to 1.750% for borrowings based on the Eurodollar rate, 1.500% to 1.750% for borrowings based on the LIBOR Market Index rate, and 0.500% to 1.000% for borrowings based on the Base Rate, based in each case upon Esterline’s Leverage Ratio (as defined in the Credit Agreement).

The foregoing summary of the Seventh Amendment is qualified in its entirety by the terms of the Seventh Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 7 to Credit Agreement, dated as of April 20, 2009, among Esterline Technologies Corporation, the financial institutions referred to therein and Wachovia Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: April 22, 2009

	By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 7 to Credit Agreement, dated as of April 20, 2009, among Esterline Technologies Corporation, the financial institutions referred to therein and Wachovia Bank, National Association, as Administrative Agent.